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                           SCHEDULE 14A INFORMATION


          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )


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                                Metasolv, Inc.
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               (Name of Registrant as Specified In Its Charter)


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                         [LETTERHEAD:  METASOLV, INC.]

                                METASOLV, INC.
                             5560 Tennyson Parkway
                              Plano, Texas 75024
                                 ____________
                                 May 24, 2001


                                   IMPORTANT

TO THE STOCKHOLDERS OF METASOLV, INC.

Dear Stockholder:

As you know, the Annual Meeting of Stockholders of MetaSolv, Inc. (the "Company") was held on Tuesday, May 22, 2001. We were pleased to see our stockholders who were able to attend the meeting. In addition, we were pleased at the overall high representation of shares at the meeting - over 94%. At this meeting stockholders voted on three proposals:

     .  Proposal One, pertaining to the election of directors;

     . Proposal Two, involving certain changes to our recently adopted holding company structure; and

     . Proposal Three, lowering the vote requirement for certain amendments to our Certificate of Incorporation from a 75% supermajority to a more conventional simple majority.

At this meeting, Proposals One and Three passed. Our stockholders showed overwhelming support for the two directors up for election. They each received over 99.7% of all votes cast. Also, Proposal Three received over 99% of all votes cast for such proposal.

However, for Proposal Two, due to the 75% supermajority vote required for passage, we have not yet received enough votes. Proposal Two eliminates the need for approval by the stockholders of MetaSolv, Inc. of actions taken by its subsidiary, MetaSolv Software, Inc., but would not affect stockholder approval requirements for actions of MetaSolv, Inc. This proposal will allow your company to administer its holding company structure like many other public companies with holding company structures and will improve your company's ability to act quickly and nimbly in response to market and strategic opportunities.

While over 78% of the votes actually cast on Proposal Two were voted "FOR" Proposal Two, more votes are needed to attain the 75% of outstanding shares required to pass the proposal.

Recognizing the strong support for Proposal Two among shareholders who voted, and to allow our stockholders additional time to cast their votes, the meeting was adjourned with respect to Proposal Two, until Tuesday, June 12 at 10:00 a.m. The reconvened meeting will be held at the Company's headquarters in Plano, Texas. Your Board and management support Proposal Two.

We are enclosing a duplicate proxy card and postage paid return envelope for use by stockholders that have not yet voted. In addition to returning the physical form of proxy, you can also take advantage of toll-free, touch-tone telephone voting, or even internet voting (see the instructions on the enclosed form of proxy).

For more information on Proposal Two, please see the proxy statement supplied to you earlier. If you need an additional copy of the proxy statement please contact our General Counsel's office at (972) 403-8926.

We thank you for your attention to this matter, and for your continuing support of your company.

Sincerely,

/signature/

James P. Janicki
Chief Executive Officer and Director